                                                                     EXHIBIT 3.4



                          THIRD AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                              INERGY PROPANE, LLC

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1      Definitions.............................................   2
Section 1.2      Construction............................................   7

                                   ARTICLE II
                                  ORGANIZATION

Section 2.1      Formation...............................................    7
Section 2.2      Name....................................................    8
Section 2.3      Registered Office; Registered Agent; Principal Office;
                  Other Offices..........................................    8
Section 2.4      Purpose and Business....................................    8
Section 2.5      Powers..................................................    9
Section 2.6      Power of Attorney.......................................    9
Section 2.7      Term....................................................   10
Section 2.8      Title to Company Assets.................................   10

                                  ARTICLE III
                               RIGHTS OF MEMBERS

Section 3.1      Limitation of Liability.................................   11
Section 3.2      Outside Activities of the Members.......................   11
Section 3.3      Rights of Members.......................................   11

                                   ARTICLE IV
                             TRANSFERS OF INTERESTS

Section 4.1      Transfer Generally......................................   12
Section 4.2      Transfer of MLP's Membership Interest...................   12
Section 4.3      Transfer of Other Membership Interests..................   12
Section 4.4      Restrictions on Transfers...............................   13

                                   ARTICLE V
                CAPITAL CONTRIBUTIONS AND ISSUANCE OF INTERESTS

Section 5.1      Prior to Closing Date...................................   13
Section 5.2      Contributions at Closing................................   13
Section 5.3      Additional Capital Contributions........................   14
Section 5.4      Interest and Withdrawal.................................   14
Section 5.5      Loans from Members......................................   14
Section 5.6      Issuances of Additional Company Securities..............   14
Section 5.7      Limited Preemptive Rights...............................   15
Section 5.8      Fully Paid and Non-Assessable Nature of Membership
                  Interests..............................................   15

                                   ARTICLE VI
                         ALLOCATIONS AND DISTRIBUTIONS

Section 6.1      Allocations.............................................   16
Section 6.2      Distributions...........................................   16

                                  ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1       Management.............................................   16
Section 7.2       The Board of Directors; Appointment; Manner of Acting..   18
Section 7.3       Removal of Members of the Board of Directors...........   19
Section 7.4       Resignations of Members of the Board of Directors......   19
Section 7.5       Vacancies on the Board of Directors....................   19
Section 7.6       Meetings; Committees...................................   19
Section 7.7       Restrictions on Board of Directors' Authority..........   20
Section 7.8       Reimbursement of the Managing General Partner; Benefit
                   Plans.................................................   21
Section 7.9       Outside Activities.....................................   21
Section 7.10      Loans from the General Partners; Loans or Contributions
                   from the Company; Contracts with Affiliates...........   22
Section 7.11      Indemnification........................................   24
Section 7.12      Liability of Indemnitees...............................   25
Section 7.13      Resolution of Conflicts of Interest....................   26
Section 7.14      Other Matters Concerning the Board of Directors........   27
Section 7.15      Reliance by Third Parties..............................   28

                                  ARTICLE VIII
                                    OFFICERS

Section 8.1       Officers...............................................   29
Section 8.2       Compensation...........................................   31

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1       Records and Accounting.................................   31
Section 9.2       Fiscal Year............................................   31

                                   ARTICLE X
                                  TAX MATTERS

Section 10.1      Tax Returns and Information............................   31
Section 10.2      Tax Elections..........................................   31

                                   ARTICLE XI
                              ADMISSION OF MEMBERS

Section 11.1      Admission of MLP.......................................   32
Section 11.2      Admission of Substituted Members.......................   32
Section 11.3      Admission of Additional Members........................   32
Section 11.4      Amendment of Agreement and Certificate of Formation....   33

                                  ARTICLE XII
                             WITHDRAWAL OF MEMBERS

Section 12.1      Withdrawal of Members..................................   33

                                  ARTICLE XIII
                          DISSOLUTION AND LIQUIDATION

Section 13.1      Dissolution............................................   33
Section 13.2      Liquidator.............................................   33
Section 13.3      Liquidation............................................   34
Section 13.4      Cancellation of Certificate of Formation...............   34
Section 13.5      Return of Capital Contributions........................   35
Section 13.6      Waiver of Partition....................................   35
Section 13.7      Capital Account Restoration............................   35

                                  ARTICLE XIV
                             AMENDMENT OF AGREEMENT

Section 14.1      Amendment to be Adopted Solely by the Board of
                    Directors............................................   35
Section 14.2      Amendment Procedures...................................   36

                                   ARTICLE XV
                                     MERGER

Section 15.1      Authority..............................................   37
Section 15.2      Procedure for Merger or Consolidation..................   37
Section 15.3      Approval by Members of Merger or Consolidation.........   38
Section 15.4      Certificate of Merger..................................   38
Section 15.5      Effect of Merger.......................................   39

                                  ARTICLE XVI
                               GENERAL PROVISIONS

Section 16.1       Addresses and Notices.................................   39
Section 16.2       Further Action........................................   39
Section 16.3       Binding Effect........................................   39
Section 16.4       Integration...........................................   40
Section 16.5       Creditors.............................................   40
Section 16.6       Waiver................................................   40
Section 16.7       Counterparts..........................................   40
Section 16.8       Applicable Law........................................   40
Section 16.9       Invalidity of Provisions..............................   40
Section 16.10      Consent of Members....................................   40

                           THIRD AMENDED AND RESTATED
                       LIMITED LIABILTY COMPANY AGREEMENT
                                       OF
                              INERGY PROPANE, LLC

     THIS THIRD AMENDED AND RESTATED LIMITED LIABILTY COMPANY AGREEMENT OF INERGY PROPANE, LLC, dated as of July 31, 2001, is entered into by and among Inergy, L.P., a Delaware limited partnership ("MLP"), Inergy Partners, LLC, a Delaware limited liability company ("Inergy Partners"), Rolesville Gas and Oil Company, Inc., a North Carolina corporation ("Rolesville Gas"), Wilson Oil Company of Johnston County, Inc., a North Carolina corporation ("Wilson Oil"), together with any other Persons who hereafter become Members in the Company or parties hereto as provided herein.

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, Inergy Partners and Warren Rogers, individually ("Rogers"), caused Inergy Propane, LLC (referred to herein as the "Company" and formerly known as McCracken Oil & Propane Company, LLC ) to be formed as a limited liability company under the Delaware Limited Liability Company Act on October 25, 1996.

     WHEREAS, Inergy Partners, Rogers and an employee investor group entered into a Limited Liability Company Agreement relating to the Company on November 4, 1996, as amended on October 21, 1997.

     WHEREAS, Rogers and the members of the employee investor group exchanged their membership interests in the Company for cash or certain membership interests in Inergy Partners pursuant to certain Consents to Exchange of Interests, each dated as of September 30, 1998, and as a result are no longer members of the Company.

     WHEREAS, Inergy Partners later amended and restated in its entirety the Limited Liability Company Agreement on September 30, 1998.

     WHEREAS, Inergy Partners, Rolesville Gas and Wilson Oil amended and restated in its entirety the first amended and restated Limited Liability Company Agreement by executing a second amended and restated Limited Liability Company Agreement on September 30, 1999, to, among other things, provide for common and preferred limited liability company interests, change the name of the limited liability company to Inergy Propane, LLC and admit certain new Members to the Company.

     WHEREAS, Inergy Partners, Rolesville Gas and Wilson Oil amended Article V of the second amended and restated Limited Liability Company Agreement in June 2001, to, among other things, provide for a board of directors and officers.

     WHEREAS, Inergy Partners, Rolesville Gas and Wilson Oil now desire to execute this third amended and restated Limited Liability Company Agreement in connection with the initial public offering of Inergy, L.P., and in connection therewith, Inergy Partners, Rolesville Gas and Wilson Oil desire to withdraw from the Company.

     NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby enter into this Agreement:

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1  Definitions.

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such term in the MLP Agreement.

     "Act" means the Delaware Limited Liability Company Act, 6 Del. C. (S) 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     "Additional Member" means a Person admitted to the Company as a Member pursuant to Section 11.3 and who is shown as such on the books and records of the Company.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement of Inergy Propane, LLC, as it may be amended, supplemented or restated from time to time. The Agreement shall constitute a "limited liability company agreement" as such term is defined in the Act.

     "Assignee" means a Person to whom one or more Membership Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted as a Substituted Member.

     "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

     "Audit Committee" means a committee of the Board of Directors of the Company, which shall be composed of the individuals who serve from time to time as members of the audit committee of the board of directors of the Managing General Partner.

     "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

          (a) the sum of (i) all cash and cash equivalents of the Company Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Company Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

          (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Directors to (i) provide for the proper conduct of the business of the Company Group (including reserves for future capital expenditures and for anticipated future credit needs of the Company Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under
Section 6.4 or 6.5 of the MLP Agreement in respect of any one or more of the next four Quarters; provided, however, that the Board of Directors may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the MLP is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and provided further that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Directors so determines.

     Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     "Bank Credit Agreement" means the Credit Agreement, dated as of July 25, 2001 among the Company, as Borrower, First Union National Bank, as Administrative Agent, and the other lenders party thereto.

     "Board of Directors" means the board of directors of the Company, which shall be composed of the individuals who serve from time to time as directors of the Managing General Partner, to whom the MLP irrevocably delegates, and in which is vested, pursuant to Section 7.1, the power to manage the business and activities of the Company.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Missouri shall not be regarded as a Business Day.

     "Capital Contribution" means any cash, cash equivalents or the value of Contributed Property that a Member contributes to the Company pursuant to this Agreement or the Contribution Agreement.

     "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Person liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a member of the Board of Directors.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

     "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Unit" has the meaning assigned to such term in the MLP Agreement.

     "Company" means Inergy Propane, LLC, a Delaware limited liability company, and any successors thereto.

     "Company Group" means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

     "Company Security" means any class or series of membership interest in the Company.

     "Conflicts Committee" means a committee of the Board of Directors of the Company, which shall be composed of the individuals who serve from time to time as members of the conflicts committee of the board of directors of the Managing General Partner.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.

     "Contribution Agreement" means the Contribution, Conveyance, Assignment and Assumption Agreement, dated the Closing Date, among the Company, the MLP and certain other parties named therein, together with any additional documents and instruments contemplated or referenced thereunder.

     "Director" means a member of the Board of Directors.

     "General Partners" means the Managing General Partner and the Non-Managing General Partner and their successors and permitted assigns as managing general partner and non-managing general partner, respectively, of the MLP.

     "Group Member" means a member of the Company Group.

     "Indemnitee" means (a) the members of the Board of Directors or the members of the board of directors of the MLP or any other Group Member, (b) the General Partners, (c) any Person who is or was a member, partner, director, officer, employee, agent or trustee of any Group Member, the MLP, the General Partners or any of their respective Affiliates and (d) any Person who is or was serving at the request of the Board of Directors as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

     "Inergy Partners" has the meaning assigned to such term in the introductory paragraph.

     "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

     "Liquidation Date" means the date on which any event giving rise to the dissolution of the Company occurs.

     "Liquidator" means one or more Persons selected by the Board of Directors to perform the functions described in Section 13.2 as liquidating trustee of the Company within the meaning of the Act.

     "Managing General Partner" means Inergy GP, LLC, a Delaware limited liability company, and the managing general partner of the MLP, and its successors and permitted assigns as managing general partner of the MLP.

     "Member" means any Person that is admitted to the Company as a member pursuant to the terms and conditions of this Agreement; but the term Member shall not include any Person from and after the time such Person withdraws as a Member from the Company.

     "Membership Interest" means the ownership interest of a Member in the Company.

     "Merger Agreement" has the meaning assigned to such term in Section 15.1.

     "Minimum Quarterly Distribution" has the meaning assigned to such term in the MLP Agreement.

     "MLP" has the meaning assigned to such term in the recitals.

     "MLP Agreement" means the Amended and Restated Agreement of Limited Partnership of Inergy, L.P., as it may be amended, supplemented or restated from time to time.

     "MLP Security" has the meaning assigned to the term "Partnership Security" in the MLP Agreement.

     "National Securities Exchange" has the meaning assigned to such term in the MLP Agreement.

     "Non-Managing General Partner" means Inergy Partners, LLC, a Delaware limited liability company, and the non-managing general partner of the MLP, and its successors and permitted assigns as non-managing general partner of the MLP.

     "Officers" means the officers of the Company as described in Article VIII.

     "Opinion of Counsel" means a written opinion of counsel (which may be regular counsel to the Company or the MLP or any of their respective Affiliates) acceptable to the Board of Directors in its reasonable discretion.

     "Percentage Interest" means the percentage interest in the Company held by each Member upon completion of the transactions in Section 5.2 and shall mean, as to the MLP, 100%.

     "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Pro Rata" means, when modifying Members and Assignees, apportioned among all Members and Assignees in accordance with their relative Percentage Interests.

     "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company.

     "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-56976) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

     "Rogers" has the meaning assigned to such term in the recitals.

     "Rolesville Gas" has the meaning assigned to such term in the introductory paragraph.

     "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     "Special Approval" means approval by a majority of the members of the Conflicts Committee.

     "Subordinated Unit" has the meaning assigned to such term in the MLP Agreement.

     "Subordination Period" has the meaning assigned to such term in the MLP Agreement.

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Substituted Member" means a Person who is admitted as a Member to the Company pursuant to Section 11.2 in place of and with all the rights of a Member and who is shown as a Member on the books and records of the Company.

     "Surviving Business Entity" has the meaning assigned to such term in
Section 15.2(b).

     "Transfer" has the meaning assigned to such term in Section 4.1(a).

     "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

     "Underwriting Agreement" means, collectively, the Underwriting Agreement dated July 25, 2001 among the Company, the MLP, the Managing General Partner, the Underwriters and certain other parties, providing for the purchase of Common Units by such Underwriters.

     "Unit" has the meaning assigned to such term in the MLP Agreement.

     "Unit Majority" has the meaning assigned to such term in the MLP Agreement.

     "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

     "Wilson Oil" has the meaning assigned to such term in the introductory paragraph.

     "Working Capital Borrowings" has the meaning assigned to such term in the MLP Agreement.

Section 1.2  Construction.

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                  ARTICLE II
                                  ORGANIZATION

Section 2.1  Formation.

     Inergy Partners, LLC, a Delaware limited liability company, and Rogers, individually, previously formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on October 25, 1996.

Section 2.2  Name.

     The name of the Company shall be "Inergy Propane, LLC". The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Board of Directors in its sole discretion, including, if consented to by the Managing General Partner (on behalf of the MLP), the name of the MLP. The words "Limited Liability Company," "L.L.C." or "LLC" or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors in its discretion may change the name of the Company at any time and from time to time and shall notify the other Member(s) of such change in the next regular communication to the Members.

Section 2.3  Registered Office; Registered Agent; Principal Office; Other
             Offices.

     Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 1101 Walnut, Suite 1500, Kansas City, Missouri 64106 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors deems necessary or appropriate.

Section 2.4  Purpose and Business.

     The purpose and nature of the business to be conducted by the Company shall be to (a) manage, operate, lease, sell and otherwise deal with any and all assets or properties contributed to the Company by the Members or hereafter acquired by the Company, (b) serve as the sole member or stockholder of its Subsidiaries and, in connection therewith, to exercise all the rights and powers conferred upon the Company as the sole member or stockholder of such Subsidiaries pursuant to the operating agreements or charter documents of each of such Subsidiaries, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any type of business or activity engaged in by the Company and its Subsidiaries and their predecessors prior to the Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, (d) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors and which lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (e) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary thereof; provided, however, in the case of (c) and (d) above, that the Board of Directors reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity
(i) generates "qualifying income" (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the Company or the MLP that generates qualifying income. The Board of Directors has no obligation or duty to the Company, the Members, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Company of any business.

Section 2.5  Powers.

     The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6  Power of Attorney.

     (a) Each Member and each Assignee hereby constitutes and appoints the President of the Company and, if a Liquidator shall have been selected pursuant to Section 13.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

         (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and all amendments or restatements hereof and all amendments and restatements of the Certificate of Formation) that the Board of Directors or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Directors or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article IV, XI, XII or XIII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Membership Interests issued pursuant hereto; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Company pursuant to Article XV; and

         (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Board of Directors or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this

     Agreement or is necessary or appropriate, in the discretion of the Board of Directors or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Board of Directors and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Members or of the Members of such class or series, as applicable.

     Nothing contained in this Section 2.6(a) shall be construed as authorizing the Board of Directors to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Assignee and the transfer of all or any portion of such Member's or Assignee's Membership Interest and shall extend to such Member's or Assignee's successors and assigns. Each such Member or Assignee hereby agrees to be bound by any representation made by the President or the Liquidator acting in good faith pursuant to such power of attorney; and each such Member or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the President or the Liquidator taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the President or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the President or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Company.

Section 2.7  Term.

     The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the earlier dissolution of the Company in accordance with the provisions of Article XIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.8  Title to Company Assets.

     Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.

                                  ARTICLE III
                               RIGHTS OF MEMBERS

Section 3.1  Limitation of Liability.

     The Members shall have no liability under this Agreement except as expressly provided in this Agreement or in the Act.

Section 3.2  Outside Activities of the Members.

     Subject to the provisions of Section 7.9 and the Contribution Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Members or Assignees, any Member or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any other Member or Assignee shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee.

Section 3.3  Rights of Members.

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.3(b), each Member shall have the right, for a purpose reasonably related to such Member's interest as a member in the Company, upon reasonable written demand and at such Member's own expense:

         (i) to obtain true and full information regarding the status of the business and financial condition of the Company;

         (ii) promptly after becoming available, to obtain a copy of the Company's federal, state and local income tax returns for each year;

         (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Member;

         (iv) to have furnished to him a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

         (v) to obtain true and full information regarding the amount of cash and a description and statement of the Capital Contributions made by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

         (vi) to obtain such other information regarding the affairs of the Company as is just and reasonable.

     (b) The Board of Directors may keep confidential from the Members and Assignees, for such period of time as the Board of Directors deems reasonable,
(i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors in good faith believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

                                  ARTICLE IV
                             TRANSFERS OF INTERESTS

Section 4.1  Transfer Generally.

     (a) The term "transfer," when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction by which the holder of a Membership Interest assigns such Membership Interest to another Person who is or becomes a Member or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partners of any or all of the issued and outstanding membership interests in the General Partners.

Section 4.2  Transfer of MLP's Membership Interest.

     If the Managing General Partner (acting on behalf of the MLP) transfers its interest as the managing general partner of the MLP to any Person in accordance with the provisions of the MLP Agreement, the Managing General Partner shall contemporaneously therewith transfer all, but not less than all, of the MLP's Membership Interest to such Person, and the other Members hereby expressly consent to such transfer.

Section 4.3   Transfer of Other Membership Interests.

     A Member, other than the MLP, may transfer all, but not less than all, of its Membership Interest in connection with the merger, consolidation or other combination of such Member with or into any other Person or the transfer by such Member of all or substantially all of its assets to another Person, and following any such transfer such Person may become a Substituted Member pursuant to Article XI. Except as set forth in the immediately preceding sentence and in
Section 5.2, or in connection with any pledge of (or any related foreclosure on) a Member's Membership Interest solely for the purpose of securing, directly or indirectly, indebtedness of the Company, the MLP or such Member, and except for the transfers contemplated by Sections 5.2 and 11.1, a

Member may not transfer all or any part of its Membership Interest or withdraw from the Company.

Section 4.4  Restrictions on Transfers.

     (a) Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company or the MLP under the laws of the jurisdiction of its formation or (iii) cause the Company or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

     (b) The Board of Directors may impose restrictions on the transfer of Membership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Company or the MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Board of Directors may determine to be necessary or appropriate to impose such restrictions.

                                   ARTICLE V
                CAPITAL CONTRIBUTIONS AND ISSUANCE OF INTERESTS

Section 5.1  Prior to Closing Date.

     Immediately prior to the Closing Date, the Membership Interests in the Company were held by the parties hereto as follows:

                                                                                                 Common               Preferred
                                           Common                   Preferred                  Percentage            Percentage
          Party                       Capital Account            Capital Account                Interest              Interest
          -----                       ---------------            ---------------               ----------            ----------
Inergy, L.P.                                --                              --                     --                       --
Inergy Partners, LLC                        (1)                             --                    100%                      --
Rolesville Gas and Oil
 Company, Inc.                              --                      $2,780,000                     --                  51.5925%
Wilson Oil Company of
 Johnston County, Inc.                      --                      $2,608,385                     --                  48.4075%

_______________
(1) The capital of the Company not allocated to Rolesville Gas or Wilson Oil in respect of their respective preferred capital accounts is allocated to the capital account of Inergy Partners, LLC.

Section 5.2      Contributions at Closing.

     (a) On the Closing Date and pursuant to the Contribution Agreement, Inergy Partners shall transfer substantially all of its wholesale assets to the Company as a capital contribution.

     (b) On the Closing Date and pursuant to the Contribution Agreement, Rolesville Gas and Wilson Oil will contribute their respective preferred interests in the Company (set forth in Section 5.1 above) for a similar preferred interest in New Inergy Propane, LLC, a Delaware limited liability company.

     (c) On the Closing Date and pursuant to the Contribution Agreement, New Inergy Propane, LLC will contribute its preferred interest in the Company to the MLP in exchange for Units.

     (d) On the Closing Date and pursuant to the Contribution Agreement, the MLP shall contribute the cash received from the Initial Offering of Common Units and from other sources to the Company as an additional capital contribution.

     (e) Following the foregoing transactions, and by execution of this Agreement, all preferred interests of the Company are cancelled and the MLP shall hold 100% of the common Membership Interest in the Company.

Section 5.3      Additional Capital Contributions.

     With the consent of the Board of Directors, any Member may, but shall not be obligated to, make additional Capital Contributions to the Company.

Section 5.4  Interest and Withdrawal.

     No interest shall be paid by the Company on Capital Contributions. No Member or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members or Assignees agree within the meaning of
Section 18-502(b) of the Act.

Section 5.5  Loans from Members.

     Loans by a Member to the Company shall not constitute Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such excess advances shall be a debt obligation of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

Section 5.6  Issuances of Additional Company Securities.

     (a) The Company may issue additional Company Securities and options, rights, warrants and appreciation rights relating to the Company Securities for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the Board of Directors and approved by the Members. The issuance by the Company of Company Securities or rights, warrants or appreciation rights in respect thereof shall be deemed an amendment to this Agreement.

     (b) Each additional Company Security authorized to be issued by the Company pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Securities), as shall be fixed by the Board of Directors and approved by the Members, including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Company Security; (v) whether such Company Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Company Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Company Security to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Company Security.

     (c) The Board of Directors is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.6, (ii) the admission of Additional Members and (iii) all additional issuances of Company Securities. The Board of Directors is further authorized and directed to specify the relative rights, powers and duties of the holders of the Membership Interests or other Company Securities being so issued, subject to the approval of the Members. The Board of Directors shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems necessary or advisable in connection with any future issuance of Company Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

Section 5.7  Limited Preemptive Rights.

     No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Membership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Membership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Membership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

Section 5.8  Fully Paid and Non-Assessable Nature of Membership Interests.

     All Membership Interests issued pursuant to, and in accordance with the requirements of this Article V shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Section 18-607 of the Act.

                                  ARTICLE VI
                         ALLOCATIONS AND DISTRIBUTIONS

Section 6.1  Allocations.

     All income, gain, loss, deductions and items of income shall be allocated to the Members in proportion to their ownership unless otherwise required by the Code.

Section 6.2  Distributions.

     (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on September 30, 2001, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article VI by the Company to the Members in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 18-607 of the Act.

     (b) Notwithstanding Section 6.2(a), in the event of the dissolution and liquidation of the Company, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in
(a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 13.3.

     (c) The Board of Directors shall have the discretion to treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution of Available Cash to such Members.

                                  ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1  Management.

     (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Board of Directors, and subject to the direction of the Board of Directors and in accordance with Article VIII, the Officers. Except as otherwise expressly provided in this Agreement, neither the Managing General Partner (acting on behalf of the MLP) nor any Member shall have any management power or control over the business and affairs of the Company. Thus, except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company. Except as otherwise provided in this Agreement, the authority, functions, duties and responsibilities of the Board of Directors and of the Officers shall be identical to the authority, functions, duties and responsibilities of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law.

     (b) Consistent with the management powers delegated to the Board of Directors pursuant to the provisions of this Agreement, the Board of Directors shall have the powers now or hereafter granted a board of directors of a limited liability company under the Act or any other applicable law and, except as otherwise expressly provided in this Agreement, shall have full power and authority to do all things and on such terms as it may deem necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

         (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Membership Interest, and the incurring of any other obligations;

         (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

         (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;

         (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group, the lending of funds to other Persons (including the MLP or any Group Member), the repayment of obligations of the MLP or Company Group and the making of capital contributions to any Group Member;

         (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the MLP or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

         (vi) the distribution of Company cash;

         (vii) the selection and dismissal of Officers and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

         (viii) the maintenance of such insurance for the benefit of the Company Group and the Members as it deems necessary or appropriate;

         (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships subject to the restrictions set forth in Section 2.4;

         (x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

         (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

         (xii) the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of additional options, rights, warrants and appreciation rights relating to Membership Interests; and

         (xiii) the undertaking of any action in connection with the Company's participation in its Subsidiaries as the sole member or stockholder.

     (c) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Act or any applicable law, rule or regulation, each Member and each other Person who may acquire a Membership Interest in the Company hereby
(i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Contribution Agreement, and the other agreements and documents described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Board of Directors (on its own or through any duly authorized Officer of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company without any further act, approval or vote of the Members or Assignees or the other Persons who may acquire an interest in the Company; and (iii) agrees that the execution, delivery or performance by the Board of Directors (on its own or through any duly authorized Officer), the MLP, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Board of Directors of the rights accorded pursuant to Article XV), shall not constitute a breach by the Board of Directors of any duty that the Board of Directors may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2  The Board of Directors; Appointment; Manner of Acting.

     (a) The Board of Directors shall consist of the individuals who from time to time serve as members of the board of directors of the Managing General Partner.

     (b) Each member of the Board of Directors shall have one vote. The vote of a majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the number of members of the

Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

Section 7.3  Removal of Members of the Board of Directors.

     Any member of the Board of Directors may be removed with or without Cause, by the affirmative vote of the majority of the members of the Board of Directors of the Managing General Partner, but only if such person is also removed as a member of the Managing General Partner's board of directors, provided that his or her successor on the Managing General Partner's board of directors is elected or appointed in the manner set forth in the MLP Agreement. If an individual who is a member of the board of directors of the Managing General Partner is removed from such board, such individual will automatically be removed from the Board of Directors.

Section 7.4  Resignations of Members of the Board of Directors.

     Any member of the Board of Directors may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the time specified therein, but only if such person also resigns from the Managing General Partner's board of directors. If an individual who is a member of the board of directors of the Managing General Partner resigns from such board, such individual will automatically be deeded to have resigned from the Board of Directors.

Section 7.5  Vacancies on the Board of Directors.

     If any Director is removed, resigns or is otherwise unable to serve as member of the Board of Directors, the Board of Directors shall in its sole discretion appoint an individual to fill the vacancy for the unexpired term of such Director's predecessor in office, who shall be the same individual appointed to fill the corresponding vacancy on the Managing General Partner's board of directors.

Section 7.6  Meetings; Committees.

     (a) Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors may be called by written request of a majority of the members of the Board of Directors, on at least 48 hours prior written notice to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Directors at a meeting (including pursuant to the penultimate sentence of this Section 7.6(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Members of the Board of Directors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Directors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

     (b) The Board of Directors shall appoint the Audit Committee and Conflicts Committee to consist solely of the individuals who serve from time to time as members of the audit committee and conflicts committee, respectively, of the Managing General Partner. Each of the Audit Committee and the Conflicts Committee shall perform the functions delegated to it pursuant to the terms of this Agreement and such other matters as may be delegated to it from time to time by resolution of the Board of Directors. The Board of Directors, by a majority of the entire Board of Directors, may appoint one or more additional committees of the Board of Directors to consist of one or more members of the Board of Directors, which committees shall have and may exercise such of the powers and authority of the Board of Directors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 7.6(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.6(b), the Board of Directors may designate one or more members of the Board of Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this Section 7.6(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 7.7  Restrictions on Board of Directors' Authority.

     (a) The Board of Directors may not, without written approval of the specific act by the Members or by other written instrument executed and delivered by the Members subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Company; (ii) possessing Company property, or assigning any rights in specific Company property, for other than a Company purpose; (iii) admitting a Person as a Member; or (iv) amending this Agreement in any manner.

     (b) Except as provided in Articles XIII and XV, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the Company's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Company the sale, exchange or other disposition of all or substantially all of the assets of the Company, without the approval of the Members; provided, however, that this provision shall not preclude or limit the Board of Directors' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company and shall not apply to any forced sale of any or all of the assets of the Company pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.8  Reimbursement of the Managing General Partner; Benefit Plans.

     (a) The Managing General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the Board of Directors may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Managing General Partner to perform services for the Company or for the Board of Directors in the discharge of its duties to the Company), and (ii) all other necessary or appropriate expenses allocable to the Company or otherwise reasonably incurred by the Managing General Partner in furtherance of the Company's business (including expenses allocated to the Managing General Partner by its Affiliates). Reimbursements pursuant to this Section 7.8 shall be in addition to any reimbursement to the Managing General Partner as a result of indemnification pursuant to Section 7.11.

     (b) The Board of Directors, in its sole discretion and without the approval of any Member (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Company Securities, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Managing General Partner, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Company Group.

Section 7.9  Outside Activities.

     (a) After the Closing Date, the Managing General Partner, for so long as it is the Managing General Partner of the MLP, (i) agrees that its sole business will be to act as the Managing General Partner of the MLP and a general partner or managing member of any other partnership or limited liability company of which the MLP or the Company is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the MLP) or (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as managing general partner of the MLP or as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

     (b) Except as specifically restricted by the MLP Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Member or Assignee. Neither any Group Member, any Member nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnitee.

     (c) Subject to the terms of Section 7.9(a) and Section 7.9(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees in accordance with the provisions of this Section 7.9 is hereby approved by the Company and all Members, (ii) it shall be deemed not to be a breach of the Board of Directors' fiduciary duty or any other obligation of any type whatsoever of the Board of Directors for the Indemnitees to engage in such business interests and activities in preference to or to the exclusion of the Company and (iii) the Indemnitees shall have no obligation to present business opportunities to the Company.

     (d) The General Partners and any of their Affiliates may acquire Units or other MLP Securities, in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights relating to such Units or MLP Securities.

     (e) The term "Affiliates" when used in Section 7.5(a) and 7.5(d) with respect to the Managing General Partner shall not include any Group Member or any Subsidiary of the Group Member.

     (f) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.11, 7.12, 7.13, 7.14 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the Board of Directors to the Company and its Members, or to constitute a waiver or consent by the Members to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the Board of Directors has complied with its fiduciary duties in connection with determinations made by it under this Section 7.9.

Section 7.10 Loans from the General Partners; Loans or Contributions from the Company; Contracts with Affiliates.

     (a) The General Partners or their Affiliates may lend to any Group Member, and any Group Member may borrow from the Company or any of its Affiliates, funds needed or desired by any Group Member for such periods of time and in such amounts as the Board of Directors may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.10(a) and Section 7.10(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partners or any of their Affiliates (other than the MLP, a subsidiary of the MLP or another Group Member).

     (b) The General Partners may themselves, or may enter into an agreement with any of their Affiliates to, render services to a Group Member or to the MLP in the discharge of its duties as general partners of the MLP. Any services rendered to a Group Member by the General Partners or any of their Affiliates shall be on terms that are fair and reasonable to the Company, provided, however, that the requirements of this Section 7.10(b) shall be deemed satisfied as to (a) any transaction approved by Special Approval, (ii) any transaction, the terms of which are not less favorable to the Company Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company Group), is equitable to the Company Group. The provisions of Section 7.8 shall apply to the rendering of services described in this Section 7.10(b).

     (c) The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions established in the sole discretion of the Board of Directors; provided, however, that the Company may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Board of Directors in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

     (d) The Company Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) Neither the General Partners nor any of their Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Company; provided, however, that the requirements of this
Section 7.10(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement,
(ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company), is equitable to the Company.

     (f) The General Partners and their Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partners and their Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partners or their Affiliates to enter into such contracts.

     (g) Without limitation of Sections 7.10(a) through 7.10(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members.

Section 7.11  Indemnification.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.11 shall be available to the General Partners with respect to their obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreement (other than obligations incurred by the General Partners on behalf of the MLP or the Company). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section
7.11 shall be made only out of the assets of the Company, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.11(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.11.

     (c) The indemnification provided by this Section 7.11 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement and the Bank Credit Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Company may purchase and maintain (or reimburse the members of the Board of Directors, the General Partners or their Affiliates for the cost of) insurance, on behalf of the Board of Directors, its Affiliates and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.11, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.11(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

     (f) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement. (g) An Indemnitee shall not be denied indemnification in whole or in part under this
Section 7.11 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.11 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 7.11 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.12  Liability of Indemnitees.

     (a) Notwithstanding anything to the contrary set forth in this Agreement or the MLP Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, the Assignees or any other Persons who have acquired interests in the Company or MLP Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties set forth in Section 7.1(a), the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Board of Directors and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

     (d) Any amendment, modification or repeal of this Section 7.12 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Company, the Members, the Board of Directors, and the Member's directors, officers and employees under this Section
7.12 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.13  Resolution of Conflicts of Interest.

     (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partners or any of their Affiliates, on the one hand, and the Company, any Member or any Assignee, on the other, any resolution or course of action by the Board of Directors or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Company. The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Company if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the Board of Directors or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iii) fair to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board of Directors may also adopt a resolution or course of action that has not received Special Approval. The Board of Directors (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Company and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Board of Directors (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Board of Directors (including the Conflicts Committee) to consider the interests of any Person other than the Company. In the absence of bad faith by the Board of Directors, the resolution, action or terms so made, taken or provided by the Board of Directors with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Board of Directors or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the Board of Directors or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the MLP, the Company, any Member or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the Board of Directors or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement or any other agreement contemplated hereby or under the Act or any other law, rule or regulation. In addition, any actions taken by the Board of Directors or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the Board of Directors to the Company or the Members. The Board of Directors shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the Board of Directors shall be deemed to constitute a breach of any duty of the Board of Directors to the Company or the Members by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable distributions by the MLP to the Managing General Partner or its Affiliates to exceed 2% of the total amount distributed to all partners or (B) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

Section 7.14  Other Matters Concerning the Board of Directors.

     (a) The Board of Directors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the Board of Directors reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The Board of Directors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Company.

     (d) Any standard of care and duty imposed by this Agreement or under the Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the Board of Directors to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the Board of Directors to be in, or not inconsistent with, the best interests of the Company.

     (e)  Each Director shall be deemed a "manager" for purposes of the Act.

Section 7.15  Reliance by Third Parties.

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any such Officer as if it were the Company's sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any such officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                 ARTICLE VIII
                                    OFFICERS

Section 8.1  Officers.

     (a) Generally. The Board of Directors, as set forth below, shall appoint agents of the Company, referred to as "Officers" of the Company as described in this Section 8.1. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 8.1.

     (b) Titles and Number. The Officers shall be the Chairman of the Board of Directors (unless the Board of Directors provides otherwise), the President, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to this Section 8.1. There shall be appointed from time to time, in accordance with this Section 8.1, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Directors may desire. Any person may hold two or more offices.

         (i) Chairman of the Board of Directors. The Board of Directors, in its discretion, may elect an individual who is a Director to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors.

         (ii) President. The Board of Directors shall elect an individual to serve as President. The President shall be the chief executive officer of the Company. The President may sign, with the secretary, an assistant secretary or any other proper officer of the Company thereunto duly authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In general, the President shall perform all duties incident to the office of President and chief executive officer of the Company and such other duties as may be prescribed from time to time by the Board of Directors.

         (iii) Vice Presidents. The Board of Directors, in its discretion, may elect one or more Vice Presidents. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned by the President or the Board of Directors.

         (iv) Secretary and Assistant Secretaries. The Board of Directors, in its discretion, may elect a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and of the Members, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

         (v) Treasurer and Assistant Treasurers. The Board of Directors, in its discretion, may elect a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors or the President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the President and chief executive officer, or such other Officer as the Board of Directors shall select, shall have the powers and duties conferred upon the Treasurer.

     (c) Other Officers and Agents. The Board of Directors may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     (d) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

     (e) Powers of Attorney. The Board of Directors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

     (f) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Partnership.

Section 8.2  Compensation.

     The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or its Affiliates shall receive such compensation for their services as members of the Board of Directors or members of a committee of the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

                                  ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1  Records and Accounting

     The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 9.2  Fiscal Year.

     The fiscal year of the Company shall be a fiscal year ending September 30.

                                   ARTICLE X
                                  TAX MATTERS

Section 10.1  Tax Returns and Information.

     The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Members for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Company's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 10.2  Tax Elections.

     (a) The Company shall not elect to be treated as a corporation under the Code.

     (b) Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections permitted by the Code.

                                  ARTICLE XI
                              ADMISSION OF MEMBERS

Section 11.1  Admission of MLP.

     Upon the consummation of the transfers and conveyances described in Section 5.2, the MLP shall be admitted as a Member, Inergy Partners, Rolesville Gas and Wilson Oil shall withdraw from the Company and shall no longer be Members, and the MLP shall be the only Member of the Company.

Section 11.2  Admission of Substituted Members.

     By transfer of a Membership Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Member subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Membership Interest shall, however, only have the authority to convey to a purchaser or other transferee (a) the right to negotiate such Membership Interest to a purchaser or other transferee and (b) the right to request admission as a Substituted Member to such purchaser or other transferee in respect of the transferred Membership Interests. Each transferee of a Membership Interest shall be an Assignee and be deemed to have applied to become a Substituted Member with respect to the Interests so transferred to such Person. Such Assignee shall become a Substituted Member (x) at such time as the Members consent thereto, which consent may be given or withheld in the Members' discretion, and (y) when any such admission is shown on the books and records of the Company. If such consent is withheld, such transferee shall remain an Assignee. An Assignee shall have an interest in the Company equivalent to that of a Member with respect to allocations and distributions, including liquidating distributions, of the Company. With respect to voting rights attributable to Membership Interests that are held by Assignees, the Board of Directors shall be deemed to be the Member with respect thereto and shall, in exercising the voting rights in respect of such Interests on any matter, vote such Membership Interests at the written direction of the Assignee. If no such written direction is received, such Membership Interests will not be voted. An Assignee shall have no other rights of a Member.

Section 11.3  Admission of Additional Members.

     (a) A Person (other than a Substituted Member) who makes a Capital Contribution to the Company or acquires Company Securities in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Board of Directors (i) evidence of acceptance in form satisfactory to the Board of Directors of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Board of Directors to effect such Person's admission as an Additional Member.

     (b) Notwithstanding anything to the contrary in this Section 11.3, no Person shall be admitted as an Additional Member without the consent of the Board of Directors, which consent may be given or withheld in the Board of Directors' discretion. The admission of any

Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Company, following the consent of the Board of Directors to such admission.

Section 11.4  Amendment of Agreement and Certificate of Formation.

     To effect the admission to the Company of any Member, the Board of Directors shall take all steps necessary and appropriate under the Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Board of Directors shall prepare and file an amendment to the Certificate of Formation, and the Board of Directors may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                  ARTICLE XII
                             WITHDRAWAL OF MEMBERS

Section 12.1  Withdrawal of Members.

     Without the prior written consent of the Board of Directors, which may be granted or withheld in its sole discretion, and except as provided in Section 11.1, no Member shall have the right to withdraw from the Company.

                                 ARTICLE XIII
                          DISSOLUTION AND LIQUIDATION

Section 13.1  Dissolution.

     The Company shall not be dissolved by the admission of Substituted Members or Additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

     (a) an election to dissolve the Company by the Board of Directors that is approved by all of the Members;

     (b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

     (c) the sale of all or substantially all of the assets and properties of the Company Group; or

     (d) the dissolution of the MLP.

Section 13.2  Liquidator.

     Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by a majority of the Members. The Liquidator shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority of the Members. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Members. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.7(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein.

Section 13.3  Liquidation.

     The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Members, subject to Section 18-804 of the Act and the following:

     (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 13.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Company's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company's assets would be impractical or would cause undue loss to the Members. The Liquidator may, in its absolute discretion, distribute the Company's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

     (b) Discharge of Liabilities. Liabilities of the Company include amounts owed to Members otherwise than in respect of their distribution rights under
Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

     (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 13.3(b) shall be distributed to the Members in proportion to their ownership interests.

Section 13.4  Cancellation of Certificate of Formation.

     Upon the completion of the distribution of Company cash and property as provided in Section 13.3 in connection with the liquidation of the Company, the Company shall be terminated and the Certificate of Formation, as well as all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.5  Return of Capital Contributions.

     The MLP shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 13.6  Waiver of Partition.

     To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 13.7  Capital Account Restoration.

     No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

                                  ARTICLE XIV
                             AMENDMENT OF AGREEMENT

Section 14.1  Amendment to be Adopted Solely by the Board of Directors.

     Each Member agrees that the Board of Directors, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

     (b) admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

     (c) a change that, in the sole discretion of the Board of Directors, is necessary or advisable to qualify or continue the qualification of the Company as a limited liability company in which the Members have limited liability under the laws of any state or to ensure that neither the Company nor the MLP will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

     (d) a change that, in the discretion of the Board of Directors, (i) does not adversely affect the Members in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Act) or (B) facilitate the trading of limited partner interests of the MLP (including the division of any class or classes of outstanding limited partner interests of the MLP into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests of the MLP) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which such limited partner interests are or will be listed for trading, compliance with any of which the Board of Directors determines in its discretion to be in the best interests of the MLP and the limited partners of the MLP, (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or
(iv) is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time;

     (e) a change in the fiscal year or taxable year of the Company and any changes that, in the discretion of the Board of Directors, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Company;

     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (g) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

     (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 15.3;

     (i) an amendment that, in the discretion of the Board of Directors, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

     (j) a merger or conveyance pursuant to Section 15.3(d); or

     (k) any other amendments substantially similar to the foregoing.

Section 14.2  Amendment Procedures.

     Except with respect to amendments of the type described in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the Members.

                                  ARTICLE XV
                                    MERGER

Section 15.1  Authority.

     The Company may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article

Section 15.2  Procedure for Merger or Consolidation.

     Merger or consolidation of the Company pursuant to this Article XV requires the prior approval of the Board of Directors. If the Board of Directors shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

     (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

     (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

     (c) The terms and conditions of the proposed merger or consolidation;

     (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

     (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

     (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

     (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of Directors.

Section 15.3  Approval by Members of Merger or Consolidation.

     (a) Except as provided in Section 15.3(d), the Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) Except as provided in Section 15.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the Members.

     (c) Except as provided in Section 15.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger pursuant to Section 15.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     (d) Notwithstanding anything else contained in this Article XV or in this Agreement, the Board of Directors is permitted, in its discretion, without Member approval, to merge the Company or any Group Member into, or convey all of the Company's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Company or other Group Member if
(i) the Board of Directors has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or any limited partner in the MLP or cause the Company or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the governing instruments of the new entity provide the Members with the same rights and obligations as are herein contained.

Section 15.4  Certificate of Merger.

     Upon the required approval by the Board of Directors and the Members of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

Section 15.5  Effect of Merger.

     (a) At the effective time of the certificate of merger:

         (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

         (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

         (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

         (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

Section 16.1  Addresses and Notices.

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice to the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors may rely and shall be protected in relying on any notice or other document from a Member, Assignee or other Person if believed by it to be genuine.

Section 16.2  Further Action.

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3   Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4  Integration.

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5  Creditors.

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 16.6  Waiver.

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7  Counterparts.

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

Section 16.8  Applicable Law.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9  Invalidity of Provisions.

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10  Consent of Members.

     Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         SOLE MEMBER:

                         INERGY, L.P.

                         By: Inergy GP, LLC, its managing general partner

                         By:
                                -----------------------------------------------
                         Name:
                         Title:

                         WITHDRAWING MEMBERS:

                         INERGY PARTNERS, LLC

                         By:
                                -----------------------------------------------
                         Name:
                         Title:

                         ROLESVILLE GAS AND OIL COMPANY, INC.


                         By:
                                -----------------------------------------------
                         Name:
                         Title:

                         WILSON OIL COMPANY OF JOHNSTON COUNTY, INC.


                         By:
                                -----------------------------------------------
                         Name:
                         Title:

                         GENERAL PARTNERS:

                         INERGY GP, LLC

                         By:
                                -----------------------------------------------
                         Name:
                         Title:

                         INERGY PARTNERS, LLC

                         By:
                                -----------------------------------------------
                         Name:
                         Title: